EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE:                    CONTACT:  Michael R. Anastasio
                                                    Chief Accounting Officer
                                                    (914) 921-5147

                                                    For further information
                                                    please visit WWW.GABELLI.COM




                   GABELLI REPORTS 2003 THIRD QUARTER RESULTS

           EARNINGS INCREASED 8% TO $0.41 VS. $0.38 PER DILUTED SHARE

     Rye, New York, October 28, 2003 - Gabelli Asset Management Inc. (NYSE: GBL) today reported revenues of $51.8 million for our third quarter ended September 30, 2003 up 9.5% from the $47.3 million generated in the third quarter of 2002. Net income for the quarter was $12.3 million or $0.41 per diluted share versus $11.5 million or $0.38 per diluted share in the prior year's quarter.

     Operating income before management fee was $21.6 million, down 3% from the $22.3 million earned in the third quarter of 2002, reflecting the inclusion of Grove and Woodland, which were acquired in the fourth quarter of 2002, higher staffing for research and sales, stock option expense ($450,000 versus $98,000), and higher accrual for discretionary bonuses.

     For the nine months ended September 30, 2003 revenues were $145.8 million, a decline of 10.4% from prior comparable year revenues of $162.8 million. Operating income before management fee was $58.1 million, down 24.8% from $77.3 million in the first nine months of 2002, due to lower revenues as well as the effect of higher variable compensation costs (as a percent of revenue) related to a shift in mix, the acquisition of Woodland and Grove, stock option expense, as well as an increase in costs principally related to increased staffing, mostly in research and marketing. Net income for the first nine months of 2003 was $33.2 million or $1.10 per diluted share versus $40.8 million or $1.35 per diluted share in the first nine months of 2002.

     The Company has elected to defer the implementation of Financial Accounting Standards Board ("FASB") Interpretation No. 46, "Consolidation of Variable Interest Entities". This decision is based on the recent FASB Staff Position issued on October 9, 2003 deferring the effective date for applying the provisions of Interpretation No. 46 until the fourth quarter of 2003.

FINANCIAL RESULTS

     Equity markets rose during the third quarter as the Standard & Poor's 500, Russell 2000 and the Morgan Stanley Capital International World Index advanced 2.7%, 8.8% and 4.9%, respectively from the end of June 2003. The strength of the overall equity market increased our assets under management to $23.2 billion at September 30, 2003, up 3.2% from June 30, 2003 assets of $22.5 billion. Average total assets under management were $22.2 billion in the third quarter of 2003, down 2.7% from average total assets of $22.8 billion in the 2002 quarter. On a year-to-year basis, our assets under management increased 14.9% from the comparable prior year period. During the quarter, cash inflows to our Institutional and Separate Accounts and to our Alternative Investment products were $110 million. This was offset by cash outflows from our Mutual Funds and Fixed Income separate accounts totaling $246 million, resulting in a net cash outflow of $136 million, with $114 million of this from our fixed income products.

     Revenues at GAMCO, the institutional and high net worth segment of our business, which are largely based on assets under management at the beginning of the quarter, increased 23% over the second quarter. Assets under management in our GAMCO separate accounts at September 30, 2003 were $11.3 billion, 21.5% ahead of the $9.3 billion at September 30, 2002, and 4.5% higher than the $10.8 billion at June 30, 2003.

     Variable expenses, the majority which represent compensation to our investment and sales teams, increased 11.4% from the prior year's quarter due to increased variable compensation related to our Alternative Investment products ($1.4 million) and the acquisition of Woodland and Grove ($0.5 million). For the nine month period, variable expenses decreased 5.2% as the impact of the revenue decline was partially offset by increased variable compensation costs related to Alternative products ($2.5 million) and Woodland and Grove ($1.5 million) as well as an increase in mutual fund distribution costs (as a percent of revenue).

     Expenses not directly tied to revenues, increased 57.7% over the prior year's quarter with the majority of the increase attributable to the addition of research analysts, marketing and investment professionals, stock option expense, the negative year-over-year effect of a reversal of incentive compensation in the 2002 quarter and other operating expenses, which included charity, insurance, legal and accounting costs.

     Management fee expense, a totally variable cost based on pre-tax profits, increased 6.7% to $2.2 million for the quarter but declined 18.2% to $6.0 million for the first nine months of 2003.

     Investment income increased $3.2 million to $4.5 million during the third quarter of 2003 and $7.7 million to $12.3 million for the first nine months versus their comparable 2002 periods. Interest expense rose 36.5% during the 2003 quarter to $4.2 million compared to $3.1 million in the prior year's quarter and was up 20.3% to $10.8 million for the nine month period, mostly due to the May 2003 issuance of $100 million of 5.5% senior notes, and offset in part by a one percentage point decrease in the interest rate on our convertible note from 6% to 5% in mid-August.

     The effective tax rate for the 2003 quarter was 37.0% versus 37.6% in the 2002 quarter due to the effect of a dividend received deduction related to a $518,000 dividend received from our Westwood Holdings Group, Inc. investment. The increase in minority interest expense for both the three and nine months ended September 30, 2003 versus the prior year periods is largely the result of increased earnings from our Alternative Investment products at our 92% owned subsidiary, Gabelli Securities, Inc.

INVESTMENT AND BUSINESS HIGHLIGHTS

     Our strong financial resources have enabled us to position the firm for future revenue and earnings growth by adding equity research, marketing and investment professionals to the organization. We expect this to facilitate the introduction of new product offerings, expand distribution channels and consider strategic additions to our investment business.

     o The Gabelli Utility Trust closed-end fund (NYSE: GUT) rights offering, whereby holders of three rights were entitled to purchase one newly issued share of common stock, was heavily oversubscribed as subscriptions received were nearly twice the 5.1 million shares available to be issued pursuant to the primary subscription. The Gabelli Utility Trust had $200 million in total assets after the offering.

     o The Gabelli Equity Trust closed-end fund (NYSE: GAB) completed the placement of $125 million of Series D Auction Rate Cumulative Preferred Stock in early October. The preferred shares, rated "Aaa" by Moody's Investors Service, Inc., sets its dividend rate through an auction process. Citigroup, Merrill Lynch & Co., and Gabelli & Company, Inc. served as underwriters for the offering. The Gabelli Equity Trust had $1.4 billion in total assets after the offering.

     o GAMCO's sub-advisory business has been a bright spot as assets under management rose 12.6% during the quarter and 24.7% for the nine-month period, reflecting both positive cash flow and performance.

     o Our Alternative Investment business continued to show strong growth during the quarter.

          - Bolstered by solid absolute and risk-adjusted returns in our various hedge funds, net capital inflows combined with appreciation boosted assets under management by approximately 10% during the third quarter.

          - On the global distribution side, our offshore institutional partners contributed importantly to growth in assets during the period.

          - In terms of new products, our sector strategy partnerships in both gold and energy continued to perform well during the quarter relative to their respective benchmarks.

     o Our Gabelli Gold Fund continued its solid performance in 2003, returning 23.6% year to date through September 30th after earning a return in excess of 87% during 2002. Its average annual return for the three years ended September 30, 2003 was 44.9%.

     o We announced a new closed-end fund, The Gabelli Dividend & Income Trust, which we plan to offer in November.

SHAREHOLDER INITIATIVES

     We initiated a stock buyback program in March of 1999. Since that time, 1,127,844 Class A shares have been repurchased at an average cost of $25.23 per share through June 2003, including 7,417 shares in 2003. We bought back only 105 shares in the third quarter at $31.75 in our Dutch Auction tender. Since the end of the quarter, 4,100 shares were purchased at $35.50 per share.

     We would like to establish a history of paying dividends. Accordingly, management is planning to recommend a nominal initial dividend to its Board of Directors for consideration at its next meeting. If approved, the Company may pay its first dividend in 2003. The holders of Gabelli Asset Management's Class B stock have, under certain conditions, waived their right to receive any cash dividend that may be payable in 2003.

FINANCIAL STRENGTH AND FLEXIBILITY

     Our balance sheet strengthened during the quarter with cash and liquid investments totaling over $663 million at September 30, 2003 versus $646 million at June 30, 2003. Our debt consists of a $100 million ten-year convertible note, $100 million of 5.5% senior notes, and $84.2 million of mandatory convertible securities which will be exchanged in February 2005 for approximately two million Class A common shares.

     Stockholders' equity, including the mandatory convertible securities as equity, was $444.8 million at September 30, 2003 compared with $406.3 million at December 31, 2002 and $401.2 million at September 30, 2002. We include mandatory convertible securities as equity since this instrument will be exchanged for common shares on February 2005. We repurchased 15,300 shares of these mandatory convertible securities during the first nine months of 2003, bringing the total shares repurchased since May 2002 to 233,500 at a total investment of $5.1 million. An additional 466,500 shares remain to be repurchased under this program.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.   Cash and investments as adjusted have been computed as follows:
     (in millions)

                                      12/31/02       6/30/03       9/30/03
                                      --------      --------      --------
Cash and cash equivalents             $  311.4      $  404.8      $  425.8
Investments                              223.4         247.1         243.0
                                      --------      --------      --------
Total cash and investments               534.8         651.9         668.8
Amounts payable to brokers               (17.2)         (6.2)         (5.7)
                                      --------      --------      --------
Adjusted cash and investments         $  517.6      $  645.7      $  663.1
                                      ========      ========      ========

Amounts payable to broker reflects cash payable for securities purchased and recorded in a trade date basis for which settlement occurs subsequent to quarter end. We believe cash and investments as adjusted is a more useful measure of the company's liquidity for analytical purposes.


B. Stockholders' equity including the mandatory convertible securities were computed as follows: (in millions)

                                      12/31/02       9/30/02       9/30/03
                                      --------      --------      --------
Stockholders' equity                  $  321.8      $  316.5      $  360.6
Mandatory convertible securities          84.5          84.7          84.2
                                      --------      --------      --------
Stockholders' equity including
  mandatory convertible securities    $  406.3      $  401.2      $  444.8
                                      ========      ========      ========


C. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.


SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

Assets Under Management

The company reported assets under management as follows:

TABLE I:                                            Assets Under Management (in millions)
                                                  ----------------------------------------

                                                        September 30
                                                  -------------------------         %
                                                     2002           2003        Inc. (Dec.)
                                                  ----------     ----------     ----------
Mutual Funds:
   Open End                                       $    6,200     $    7,280           17.4%
   Closed End                                          1,515          1,761           16.2
   Fixed Income                                        1,988          1,783          (10.3)
                                                  ----------     ----------     ----------
Total Mutual Funds                                     9,703         10,824           11.6
                                                  ----------     ----------     ----------
Institutional & Separate Accounts:
   Equities                                            9,305         11,304           21.5
   Fixed Income                                          557            391          (29.8)
                                                  ----------     ----------     ----------

Total Institutional & Separate Accounts                9,862         11,695           18.6
                                                  ----------     ----------     ----------
Alternative Investments                                  625            687            9.9
                                                  ----------     ----------     ----------
Total Assets Under Management                     $   20,190     $   23,206           14.9
                                                  ==========     ==========     ==========



TABLE II:                                               Fund Flows - 3rd Quarter 2003 (in millions)
                                                  --------------------------------------------------------

                                                                                   Market
                                                   June 30,         Net         Appreciation/  September 30,
                                                     2003        Cash Flows    (Depreciation)      2003
                                                  ----------     ----------      ----------     ----------
Mutual Funds:
   Equities                                       $    8,764     $     (132)     $      409     $    9,041
   Fixed Income                                        1,880            (99)              2          1,783
                                                  ----------     ----------      ----------     ----------
Total Mutual Funds                                    10,644           (231)            411         10,824
                                                  ----------     ----------      ----------     ----------

Institutional and Separate Accounts
   Equities                                           10,820             57             427         11,304
   Fixed Income                                          404            (15)              2            391
                                                  ----------     ----------      ----------     ----------
Total Institutional and Separate Accounts             11,224             42             429         11,695
                                                  ----------     ----------      ----------     ----------

Alternative Investments                                  625             53               9            687
                                                  ----------     ----------      ----------     ----------
Total Assets Under Management                     $   22,493     $     (136)     $      849     $   23,206
                                                  ==========     ==========      ==========     ==========




TABLE III:                                           Assets Under Management (in millions)
                                         ------------------------------------------------------------

                                                                                                          % Increase/(decrease)
                                           9/02         12/02        3/03         6/03         9/03         6/03         9/02
                                         --------     --------     --------     --------     --------     --------     --------
Mutual Funds
   Open end                              $  6,200     $  6,482     $  6,213     $  7,118     $  7,280          2.3%        17.4%
   Closed end                               1,515        1,609        1,545        1,646        1,761          7.0         16.2
   Fixed income                             1,988        1,977        1,916        1,880        1,783         (5.2)       (10.3)
                                         --------     --------     --------     --------     --------
Total Mutual Funds                          9,703       10,068        9,674       10,644       10,824          1.7         11.6
                                         --------     --------     --------     --------     --------
Institutional & Separate Accounts:
   Equities                                 9,305        9,990        9,247       10,820       11,304          4.5         21.5
   Fixed Income                               557          613          547          404          391         (3.2)       (29.8)
                                         --------     --------     --------     --------     --------
Total Institutional & Separate Accounts     9,862       10,603        9,794       11,224       11,695          4.2         18.6
                                         --------     --------     --------     --------     --------

Alternative Investments                       625          578          585          625          687          9.9          9.9
                                         --------     --------     --------     --------     --------
Total Assets Under Management            $ 20,190     $ 21,249     $ 20,053     $ 22,493     $ 23,206          3.2         14.9
                                         ========     ========     ========     ========     ========

TABLE IV
                          GABELLI ASSET MANAGEMENT INC.
              UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             FOR THE THREE MONTHS ENDED              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                          SEPTEMBER 30,
                                                         ----------------------------------     ----------------------------------
                                                                                    % INC.                                 % INC.
                                                           2002         2003        (DEC.)        2002         2003        (DEC.)
                                                         --------     --------     --------     --------     --------     --------
Revenues .............................................   $ 47,320     $ 51,823          9.5%    $162,754     $145,832        (10.4)%

Expenses .............................................     25,045       30,227         20.7       85,493       87,725          2.6
                                                         --------     --------                  --------     --------
Operating income before management fee ...............     22,275       21,596         (3.0)      77,261       58,107        (24.8)

Investment income ....................................      1,330        4,508        238.9        4,567       12,277        168.8
Interest expense .....................................     (3,057)      (4,174)        36.5       (8,971)     (10,790)        20.3
                                                         --------     --------                  --------     --------
Other income (expense), net ..........................     (1,727)         334        119.3       (4,404)       1,487        133.8
                                                         --------     --------                  --------     --------

Income before management fee, income taxes and
   minority interest .................................     20,548       21,930          6.7       72,857       59,594        (18.2)
   Management fee ....................................      2,055        2,193                     7,286        5,959
                                                         --------     --------                  --------     --------
Income before income taxes and minority interest .....     18,493       19,737                    65,571       53,635
   Income taxes ......................................      6,954        7,298                    24,655       20,044
   Minority interest .................................         46          137                        93          405
                                                         --------     --------                  --------     --------
Net income ...........................................   $ 11,493     $ 12,302          7.0     $ 40,823     $ 33,186        (18.7)
                                                         ========     ========                  ========     ========
Net income per share:
Basic ................................................   $   0.38     $   0.41          7.9     $   1.36     $   1.11        (18.4)
                                                         ========     ========                  ========     ========

Diluted ..............................................   $   0.38     $   0.41          7.9     $   1.35     $   1.10        (18.5)
                                                         ========     ========                  ========     ========

Weighted average shares outstanding:
Basic ................................................     30,141       30,061         (0.3)      30,102       30,002         (0.3)
                                                         ========     ========                  ========     ========

Diluted ..............................................     30,296       32,170          6.2       30,337       30,134         (0.7)
                                                         ========     ========                  ========     ========

Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee ...............   $ 22,275     $ 21,596         (3.0)    $ 77,261     $ 58,107        (24.8)
Deduct:  management fee ..............................      2,055        2,193                     7,286        5,959
                                                         --------     --------                  --------     --------
Operating income .....................................   $ 20,220     $ 19,403         (4.0)    $ 69,975     $ 52,148        (25.5)
                                                         --------     --------                  --------     --------
Operating margin .....................................       42.7%        37.4%                     43.0%        35.8%
                                                         --------     --------                  --------     --------

TABLE V
                          GABELLI ASSET MANAGEMENT INC.
         UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      2002                                                  2003
                                   ------------------------------------------------------- ----------------------------------------
                                      1ST        2ND        3RD        4TH                   1ST        2ND        3RD
                                    QUARTER    QUARTER    QUARTER    QUARTER     TOTAL     QUARTER    QUARTER    QUARTER     TOTAL
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
Income Statement Data:

Revenues ........................  $ 58,032   $ 57,402   $ 47,320   $ 47,205   $209,959   $ 46,053   $ 47,956   $ 51,823   $145,832

Expenses ........................    29,915     30,533     25,045     25,271    110,764     28,044     29,454     30,227     87,725
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------

Operating income before
   management fee ...............    28,117     26,869     22,275     21,934     99,195     18,009     18,502     21,596     58,107


Investment income ...............     2,093      1,144      1,330      3,543      8,110      1,690      6,079      4,508     12,277

Interest expense ................    (2,728)    (3,186)    (3,057)    (3,006)   (11,977)    (3,011)    (3,605)    (4,174)   (10,790)
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
Other income (expense), net .....      (635)    (2,042)    (1,727)       537     (3,867)    (1,321)     2,474        334      1,487
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
Income before
   management fee,
   income taxes and
   minority interest ............    27,482     24,827     20,548     22,471     95,328     16,688     20,976     21,930     59,594

Management fee ..................     2,748      2,483      2,055      2,247      9,533      1,669      2,097      2,193      5,959
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------

Income before income taxes
   and minority interest ........    24,734     22,344     18,493     20,224     85,795     15,019     18,879     19,737     53,635

Income taxes ....................     9,300      8,401      6,954      7,604     32,259      5,647      7,099      7,298     20,044
Minority interest ...............        45          2         46        131        224         45        223        137        405
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------

Net income ......................  $ 15,389   $ 13,941   $ 11,493   $ 12,489   $ 53,312   $  9,327   $ 11,557   $ 12,302   $ 33,186
                                   ========   ========   ========   ========   ========   ========   ========   ========   ========
Net income per share:
   Basic ........................  $   0.51   $   0.46   $   0.38   $   0.42   $   1.77   $   0.31   $   0.38   $   0.41   $   1.11
                                   ========   ========   ========   ========   ========   ========   ========   ========   ========

   Diluted ......................  $   0.51   $   0.46   $   0.38   $   0.41   $   1.76   $   0.31   $   0.38   $   0.41   $   1.10
                                   ========   ========   ========   ========   ========   ========   ========   ========   ========

Weighted average shares
outstanding:
   Basic ........................    29,941     30,222     30,141     30,062     30,092     29,918     30,025     30,061     30,002
                                   ========   ========   ========   ========   ========   ========   ========   ========   ========

   Diluted ......................    32,164     32,327     30,296     30,204     30,302     30,031     30,139     32,170     30,134
                                   ========   ========   ========   ========   ========   ========   ========   ========   ========
Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
  management fee ................  $ 28,117   $ 26,869   $ 22,275   $ 21,934   $ 99,195   $ 18,009   $ 18,502   $ 21,596   $ 58,107
Deduct:  management fee .........     2,748      2,483      2,055      2,247      9,533      1,669      2,097      2,193      5,959
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
Operating income ................  $ 25,369   $ 24,386   $ 20,220   $ 19,687   $ 89,662   $ 16,340   $ 16,405   $ 19,403   $ 52,148
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
Operating margin ................      43.7%      42.5%      42.7%      41.7%      42.7%      35.5%      34.2%      37.4%      35.8%
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------

TABLE VI

                          GABELLI ASSET MANAGEMENT INC.
            CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS)


                                            December 31,      September 30,
                                                2002        2002        2003
                                              --------    --------    --------
ASSETS                                                  (unaudited) (unaudited)

Cash and cash equivalents ................    $311,430    $316,351    $425,849
Investments ..............................     223,398     205,603     243,010
Receivables ..............................      32,238      26,151      31,386
Taxes receivable .........................          --         939          --
Other assets .............................      15,665      14,939      15,439
                                              --------    --------    --------

     Total assets ........................    $582,731    $563,983    $715,684
                                              ========    ========    ========



LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable .....................    $ 18,459    $ 28,395    $ 27,291
Income taxes payable .....................       9,196       4,067       8,603
Accrued expenses and other liabilities ...      41,176      22,794      27,042
                                              --------    --------    --------

     Total liabilities ...................      68,831      55,256      62,936

5.5% Senior notes ........................          --          --     100,000
6% Convertible note ......................     100,000     100,000     100,000
Mandatory convertible securities .........      84,545      84,748      84,163

Minority interest ........................       7,562       7,432       7,967

Stockholders' equity .....................     321,793     316,547     360,618
                                              --------    --------    --------

Total liabilities and stockholders' equity    $582,731    $563,983    $715,684
                                              ========    ========    ========
